Exhibit 99.1

AMAZON.COM ANNOUNCES THIRD QUARTER SALES UP 24% TO $70.0 BILLION
SEATTLE—(BUSINESS WIRE) October 24, 2019—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its third quarter ended September 30, 2019.
Operating cash flow increased 33% to $35.3 billion for the trailing twelve months, compared with $26.6 billion for the trailing twelve months ended September 30, 2018. Free cash flow increased to $23.5 billion for the trailing twelve months, compared with $15.4 billion for the trailing twelve months ended September 30, 2018. Free cash flow less principal repayments of finance leases and financing obligations increased to $14.6 billion for the trailing twelve months, compared with $8.1 billion for the trailing twelve months ended September 30, 2018. Free cash flow less equipment finance leases and principal repayments of all other finance leases and financing obligations increased to $10.5 billion for the trailing twelve months, compared with $5.4 billion for the trailing twelve months ended September 30, 2018.
Common shares outstanding plus shares underlying stock-based awards totaled 511 million on September 30, 2019, compared with 507 million one year ago.
Net sales increased 24% to $70.0 billion in the third quarter, compared with $56.6 billion in third quarter 2018. Excluding the $500 million unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales increased 25% compared with third quarter 2018.
Operating income decreased to $3.2 billion in the third quarter, compared with operating income of $3.7 billion in third quarter 2018.
Net income decreased to $2.1 billion in the third quarter, or $4.23 per diluted share, compared with net income of $2.9 billion, or $5.75 per diluted share, in third quarter 2018.

“We are ramping up to make our 25th holiday season the best ever for Prime customers — with millions of products available for free one-day delivery,” said Jeff Bezos, Amazon founder and CEO. “Customers love the transition of Prime from two days to one day — they’ve already ordered billions of items with free one-day delivery this year. It’s a big investment, and it’s the right long-term decision for customers. And although it’s counterintuitive, the fastest delivery speeds generate the least carbon emissions because these products ship from fulfillment centers very close to the customer — it simply becomes impractical to use air or long ground routes. Huge thanks to all the teams helping deliver for customers this holiday.”
Highlights

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Amazon introduced an all-new line up of Echo devices: the next generation Echo, Echo Dot with clock, Echo Show 8, Echo Buds, Echo Flex, and Echo Studio. Additionally, Amazon announced Day 1 Editions, a new program designed to bring innovative ideas to customers faster — starting with Echo Frames, all-day glasses with Alexa; and Echo Loop, an Alexa-enabled smart ring.

•
Amazon announced over 20 new Fire TV products, including the first Fire TV Edition soundbar; the all-new Fire TV Cube, the fastest and most powerful Fire TV ever; the first OLED Fire TV Edition smart TV; and the first Fire TV Edition smart TV with far-field Alexa voice control.

•
Amazon expanded the lineup of content for Fire TV customers, including the recently announced YouTube TV app, Apple TV app, and the all-new, free News app. In the third quarter, Fire TV announced more than 37 million active users worldwide and continues to be the #1 selling streaming media player family in the U.S., the U.K., Germany, Japan, and India.

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More than 85,000 smart home products from over 9,500 unique brands can be controlled with Alexa. There are hundreds of devices with Alexa built-in, including new products from brands like Fitbit, Sonos, and Facebook. The Alexa Skills Store offers more than 100,000 skills for Alexa, including Education Technology skills made available through the new Alexa Education Skill API. Additionally, the Alexa Fund portfolio continues to expand, with new investments in startups like Drivetime.fm, SmartRent, and Labrador Systems.

•
Amazon announced new Alexa smart home features and products, including the Certified for Humans program, which helps customers find hassle-free smart home products that are simple to set up and use; and the all-new voice-controlled 4-in-1 Amazon Smart Oven.

•
Amazon and Discovery announced an integration that brings the new Food Network Kitchen service to Amazon devices and makes Alexa the exclusive voice service for Food Network. Customers can watch their favorite Food Network episodes, get step-by-step cooking instructions, save recipes, ask questions, and take live and on-demand cooking classes with Food Network chefs using Echo Show.

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Alexa continues to get smarter and make customers’ lives easier with new features, including optional auto-deletion of voice recordings, Show and Tell, Frustration Detection, political campaign donations, Alexa Guest Connect, Drop In everywhere, Alexa Connections, and photo sharing.

•
Alexa has a more natural sounding and higher-quality voice with Amazon’s Neural Text-to-Speech (NTTS) technology. She can now adapt her speaking style and will soon offer her first celebrity voice, from the iconic actor and producer Samuel L. Jackson. He can tell you jokes, let you know if it’s raining, set timers and alarms, play music, and more — all with a bit of his own personality.

•
Amazon announced the Voice Interoperability Initiative, a new program to ensure voice-enabled products provide customers with choice and flexibility through multiple, interoperable voice services. More than 30 companies are participating in the initiative, including Baidu, Bose, BMW, ecobee, Intel, Microsoft, Orange, Qualcomm, Salesforce, Sonos, Spotify, Tencent, and Verizon.

•
Amazon announced Amazon Sidewalk, a low bandwidth, highly-secure network that uses the free 900 MHz spectrum to greatly extend the distance at which you can control simple, low-power smart lights, sensors, and other low-cost edge Internet of Things (IoT) devices.

•
General Motors (GM) announced plans to integrate Alexa into millions of vehicles across its four brands — Chevrolet, Buick, GMC, and Cadillac. GM is the first automaker to deliver a fully embedded Alexa experience based on the Alexa Auto SDK, bringing Alexa to new and existing vehicles with compatible infotainment systems.

•
Amazon announced that Alexa is now available in Portuguese for customers in Brazil, Spanish for customers in the U.S., and Hindi for customers in India. With Multilingual Mode, customers in multilingual households in the U.S., India, and Canada can switch between languages when talking to Alexa.

•	Ring launched its first indoor-only and most affordable camera, Ring Indoor Cam, alongside the third generation Stick Up Cam. Ring also expanded availability of Smart Lighting to Canada.

•
Amazon introduced the all-new eero mesh WiFi system, which offers simple, reliable WiFi for streaming, gaming, and working from home — all for $99. eero is a mesh WiFi system that replaces your existing router and extends WiFi coverage seamlessly throughout your home. In addition, eero is expanding to Europe — customers in France, Germany, Italy, Spain, and the U.K. will be able to try the all-new eero and eero Pro in early November.

•
Prime Video won 15 Emmy awards, with Fleabag receiving four Emmy awards, including Outstanding Comedy Series, as well as Outstanding Lead Actress in a Comedy Series and Outstanding Writing in a Comedy Series for Phoebe Waller-Bridge.

•
Prime Video premiered four new Amazon Original series: The Boys, Carnival Row, Undone, and Modern Love. In addition, Prime Video will see the return of Tom Clancy’s Jack Ryan, starring John Krasinski, on November 1; The Man in the High Castle, from author Philip K. Dick, on November 15; The Marvelous Mrs. Maisel, recent winner of eight Emmy awards, on December 6; and the relaunch of the fan-favorite series The Expanse, with an all-new season four, on December 13.

•
For the third consecutive season, Prime Video offers Prime members the ability to live stream NFL Thursday Night Football games. New features, such as Next Gen Stats on X-Ray, gives fans access to deeper analytics and allows football fans all over the globe to customize their Thursday Night Football streaming experience.

•
Prime Video continues to create local Original Series around the world, including All or Nothing: Brazil National Football Team and Soltos em Floripa in Brazil; El Juego de las Llaves and Derbez Family Vacation in Mexico; LOL: Last One Laughing in Australia; Truth Seekers in the U.K.; Inside Borussia Dortmund in Germany; El Corazón de Sergio Ramos in Spain; The Family Man in India; and season three of The Bachelor in Japan.

•
Amazon Music announced the launch of Amazon Music HD, a new tier of premium quality music with more than 50 million songs in high definition, and millions of songs in ultra-high definition, the highest quality streaming audio available. Amazon Music HD is now available to stream in the U.S., the U.K., Germany, and Japan.

•
Amazon launched Prime in Brazil, offering members the broadest range of benefits at launch in Prime’s history, including unlimited free two-day delivery on hundreds of thousands of items in more than 90 cities, Prime Video, Prime Music, Prime Reading, Twitch Prime, and access to exclusive deals. Amazon also announced the launch of Amazon Music Unlimited for Brazil, bringing customers access to millions of songs, on-demand and ad-free.

•
Amazon launched Prime Student in France, Italy, and Spain, making it now available in eight countries. Amazon introduced an exclusive Amazon Music Unlimited offer for $0.99 a month for U.S. Prime Student.

•
AmazonFresh expanded to Indianapolis, Houston, Minneapolis, and Phoenix, with options for ultrafast one- and two-hour delivery. Customers in those cities can now shop from tens of thousands of grocery items, plus bestselling items from Amazon.com.

•
Amazon Fashion introduced Personal Shopper by Prime Wardrobe in the U.S., a new service exclusively for Prime members that provides style inspiration and personalized recommendations. Customers complete a survey about their style and fit preferences and Amazon Fashion’s stylist team provides personalized recommendations from over half a million items across thousands of brands.

•
Amazon Fashion continues to expand selection, and customers can now shop from brands such as Rihanna’s Savage X Fenty, 3.1 Phillip Lim, Vince Camuto, and Tommy Hilfiger. Additionally, Amazon’s children’s brand, Spotted Zebra, launched its first exclusive collaboration with Disney, bringing unique and playful prints featuring Disney franchises — all for under $30.

•	Amazon announced the expansion of Project Zero to its European stores, empowering brands to partner with Amazon to drive counterfeits to zero.

•
Amazon announced The Climate Pledge, a commitment to meet the Paris Agreement 10 years early by achieving net zero carbon emissions by 2040. To support this goal, Amazon ordered 100,000 electric delivery vehicles from Rivian — the largest ever order of electric delivery vehicles — and announced plans to invest $100 million in nature-based climate solutions and reforestation projects around the world. Amazon pledged to reach 80% renewable energy by 2024 and 100% renewable by 2030.

•	So far this year, more than 250,000 people have toured Amazon fulfillment centers. Tours are free, open to the public, and are now available in 45 fulfillment centers across North America and Europe.

•
Amazon held Career Day events in six U.S. cities to showcase 30,000 permanent job openings in corporate, tech, and customer fulfillment-related roles and received 208,000 applications for roles in the U.S.

•
Amazon is now funding Computer Science courses in more than 2,000 high schools across the U.S. through Amazon Future Engineer, a childhood-to-career program to inspire and educate children and young adults from underrepresented and underserved communities to pursue careers in computer science. Amazon Future Engineer also launched in the U.K., supporting the recruitment and training of 50 secondary school computer science teachers and over 200 Career Leaders to develop a long-term school-wide careers strategy, as well as launching robotics workshops for 10,000 children.

•
Since the beginning of the year, Amazon has launched more than 150 new tools and services to help small and medium-sized businesses grow their sales in Amazon’s stores. Recently launched tools and services include Target Inventory Levels, which allows sellers to better manage their Fulfillment by Amazon (FBA) inventory; Appstore and third-party tools, which help selling partners identify trusted third-party applications that complement Amazon’s free tools and help them streamline their business operations; and Sold by Amazon, a free, opt-in service that helps selling partners save time and increase sales by automating prices.

•
In September, Amazon sent two Amazon Air cargo planes to the Bahamas packed with Amazon- and customer-donated relief supplies to support those impacted by Hurricane Dorian. To date, Amazon and its customers have donated cash and over 400,000 requested items to Hurricane Dorian relief efforts in the U.S. and the Bahamas.

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Amazon Web Services (AWS) announced several new customer commitments and major migrations during the quarter: Cerner Corporation selected AWS as its preferred artificial intelligence and machine learning provider to advance better patient health outcomes; The Globe and Mail and Old Mutual Limited selected AWS as their preferred cloud provider; Galanz, a leading manufacturer of electronic home appliances, selected AWS to enhance the consumer experience and expand its IoT platform in more than 200 countries; and in China, Huashan Hospital, affiliated with Fudan University, adopted AWS to accelerate digital transformation in order to reduce infrastructure costs and help the hospital improve its medical teaching and research.

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AWS announced the general availability of Amazon Forecast, a fully managed service that uses machine learning to deliver highly accurate forecasts based on the same technology used by Amazon. Amazon Forecast builds precise forecasts for virtually any business condition — including product demand and sales, infrastructure requirements, energy needs, and staffing levels — with predictions that are up to 50% more accurate than traditional methods. Amazon Forecast is easy to use and does not require machine learning experience.

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AWS announced the general availability of AWS Lake Formation, a fully managed service that makes it easier for customers to build, secure, and manage data lakes. AWS Lake Formation simplifies and automates many of the complex manual steps usually required to create a data lake, including collecting, cleaning, and cataloging data and securely making that data available for analytics. Customers can then analyze this data using their choice of AWS analytics and machine learning services, including Amazon Redshift, Amazon Athena, and AWS Glue, with Amazon EMR, Amazon QuickSight, and Amazon SageMaker following in the next few months.

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AWS announced the general availability of Amazon Quantum Ledger Database (QLDB), a fully managed service that provides a high-performance, immutable, and cryptographically verifiable ledger for applications that need a central, trusted authority to provide a permanent and complete record of transactions across industries like retail, finance, manufacturing, insurance, and human resources.

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AWS announced the general availability of G4 instances, a new graphics processing unit (GPU)-powered Amazon Elastic Compute Cloud (Amazon EC2) instance designed to help accelerate machine learning inference and graphics-intensive workloads, both of which are computationally demanding tasks that benefit from additional GPU acceleration. G4 instances provide the industry’s most cost-effective machine learning inference for applications, as well as a cost-effective service for building and running graphics-intensive applications, such as remote graphics workstations, video transcoding, photo-realistic design, and game streaming in the cloud.

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AWS announced the general availability of AWS IQ, a new service that helps customers quickly find, engage, and hire AWS-Certified third-party experts for on-demand project work. AWS IQ offers the tools and workspace for more secure collaboration, streamlined project tracking, and integrated billing. Customers simply log into AWS IQ, describe their AWS-specific project needs in a few sentences to get started, chat with experts to clarify details of the project, compare proposals, review expert profiles, and select the expert that best fits their needs.

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AWS announced the opening of the AWS Middle East (Bahrain) Region. Developers, startups, and enterprises, as well as government, education, and non-profit organizations, can now run their applications and serve end-users from data centers located in the Middle East, as well as leverage advanced technologies from the world's leading cloud, to drive innovation. AWS now spans 69 Availability Zones within 22 geographic regions around the world, and has announced plans for ten more Availability Zones and three more AWS Regions in Indonesia, Italy, and South Africa.

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AWS announced a 44% reduction in storage prices for Amazon Elastic File System (Amazon EFS) Infrequent Access (IA) storage class, one of the largest percentage price reductions in AWS history. Amazon EFS is a low-cost, simple to use, fully managed, and cloud-native NFS file system for Linux-based workloads that can be used with AWS services and on-premises resources. Amazon EFS IA is a storage class for Amazon EFS that is designed for files accessed less frequently, enabling customers to reduce storage costs compared to the Amazon EFS Standard storage class. AWS has reduced prices six times thus far in 2019, and this marks the 75th price reduction since its inception.

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AWS announced collaborations in the U.S. between AWS Educate and statewide educational systems in Virginia, Texas, and Louisiana, in addition to a regional collaboration in the San Francisco Bay Area to prepare the next generation for the cloud workforce. AWS also announced its first international AWS Educate Cloud Degree collaborations in the U.K. and Bahrain. AWS Educate’s Cloud Degree initiative aims to provide full cloud degree offerings, cloud specializations, and STEM pathways for K-12, community colleges, and universities; opening up opportunities for students in high-demand cloud computing and data science fields. AWS Educate members include hundreds of thousands of students, over 10,000 educators, and over 2,400 academic institutions in over 200 countries and territories.

Financial Guidance
The following forward-looking statements reflect Amazon.com’s expectations as of October 24, 2019, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and customer spending, world events, the rate of growth of the Internet, online commerce, and cloud services, and the various factors detailed below.
Fourth Quarter 2019 Guidance

•
Net sales are expected to be between $80.0 billion and $86.5 billion, or to grow between 11% and 20% compared with fourth quarter 2018. This guidance anticipates an unfavorable impact of approximately 80 basis points from foreign exchange rates.

•	Operating income is expected to be between $1.2 billion and $2.9 billion, compared with $3.8 billion in fourth quarter 2018.

•	This guidance assumes, among other things, that no additional business acquisitions, investments, restructurings, or legal settlements are concluded.

A conference call will be webcast live today at 2:30 p.m. PT/5:30 p.m. ET, and will be available for at least three months at amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products and services sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income or other taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment, sortation, delivery, and data center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains, and develops commercial agreements, proposed and completed acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, system interruptions, government regulation and taxation, and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases, which may contain material information about us, and you may subscribe to be notified of new information posted to this site.
About Amazon
Amazon is guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. Customer reviews, 1-Click shopping, personalized recommendations, Prime, Fulfillment by Amazon, AWS, Kindle Direct Publishing, Kindle, Fire tablets, Fire TV, Amazon Echo, and Alexa are some of the products and services pioneered by Amazon. For more information, visit amazon.com/about and follow @AmazonNews.

AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2018	2019	2018	2019	2018	2019

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	$20,536	$22,965	$21,856	$32,173	$13,960	$21,032
OPERATING ACTIVITIES:
Net income	2,883	2,134	7,046	8,320	8,902	11,347
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization of property and equipment and capitalized content costs, operating lease assets, and other	3,778	5,563	11,079	15,619	14,577	19,881
Stock-based compensation	1,350	1,779	4,001	5,024	5,180	6,441
Other operating expense (income), net	62	47	202	114	258	186
Other expense (income), net	96	388	22	246	17	443
Deferred income taxes	266	92	268	612	(40)	784
Changes in operating assets and liabilities:
Inventories	(1,094)	(381)	36	(1,762)	(2,220)	(3,112)
Accounts receivable, net and other	(2,884)	(1,181)	(3,220)	(3,776)	(5,983)	(5,172)
Accounts payable	3,894	226	(3,618)	(2,490)	5,285	4,393
Accrued expenses and other	237	(722)	(2,193)	(4,277)	(131)	(1,612)
Unearned revenue	—	(53)	623	1,225	759	1,753
Net cash provided by (used in) operating activities	8,588	7,892	14,246	18,855	26,604	35,332
INVESTING ACTIVITIES:
Purchases of property and equipment	(3,352)	(4,697)	(9,693)	(11,549)	(13,312)	(15,282)
Proceeds from property and equipment sales and incentives	825	1,312	1,490	2,800	2,073	3,414
Acquisitions, net of cash acquired, and other	(976)	(398)	(1,855)	(1,684)	(1,936)	(2,015)
Sales and maturities of marketable securities	1,964	7,251	6,301	15,056	9,787	16,994
Purchases of marketable securities	(4,033)	(8,542)	(5,040)	(25,368)	(7,390)	(27,428)
Net cash provided by (used in) investing activities	(5,572)	(5,074)	(8,797)	(20,745)	(10,778)	(24,317)
FINANCING ACTIVITIES:
Proceeds from long-term debt and other	143	702	363	1,175	472	1,581
Repayments of long-term debt and other	(183)	(355)	(533)	(819)	(1,675)	(953)
Principal repayments of finance leases	(2,247)	(2,307)	(5,544)	(6,848)	(7,016)	(8,754)
Principal repayments of financing obligations	(82)	—	(211)	(3)	(277)	(129)
Net cash provided by (used in) financing activities	(2,369)	(1,960)	(5,925)	(6,495)	(8,496)	(8,255)
Foreign currency effect on cash, cash equivalents, and restricted cash	(151)	(269)	(348)	(234)	(258)	(238)
Net increase (decrease) in cash, cash equivalents, and restricted cash	496	589	(824)	(8,619)	7,072	2,522
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$21,032	$23,554	$21,032	$23,554	$21,032	$23,554
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on long-term debt	$283	$287	$733	$720	$907	$842
Cash paid for operating leases	—	872	—	2,420	—	2,420
Cash paid for interest on finance leases	118	167	277	481	335	585
Cash paid for interest on financing obligations	47	14	142	20	168	72
Cash paid for income taxes, net of refunds	200	241	1,013	692	1,106	863
Assets acquired under operating leases	—	2,299	—	5,393	—	5,393
Property and equipment acquired under finance leases	2,329	3,606	6,934	9,541	9,704	13,222
Property and equipment acquired under build-to-suit arrangements	962	390	2,498	1,109	3,340	2,252
______________________________
On January 1, 2019, we adopted accounting guidance amending the accounting for leases, which did not have a material impact on our 2019 operating results. Prior period amounts were not retrospectively adjusted. Under this new guidance, leases we previously referred to as “capital leases” are now referred to as “finance leases.” Leases we previously referred to as “finance leases” are now referred to as “financing obligations.”

AMAZON.COM, INC.
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2019	2018	2019

Net product sales	$33,746	$39,726	$97,215	$109,866
Net service sales	22,830	30,255	63,289	83,220
Total net sales	56,576	69,981	160,504	193,086
Operating expenses:
Cost of sales	33,003	41,302	94,370	111,559
Fulfillment	8,275	10,167	23,999	28,040
Marketing	3,303	4,752	8,902	12,707
Technology and content	7,162	9,200	21,168	26,191
General and administrative	1,041	1,348	3,219	3,791
Other operating expense (income), net	68	55	211	136
Total operating expenses	52,852	66,824	151,869	182,424
Operating income	3,724	3,157	8,635	10,662
Interest income	117	224	290	621
Interest expense	(358)	(396)	(1,030)	(1,145)
Other income (expense), net	(93)	(353)	16	(215)
Total non-operating income (expense)	(334)	(525)	(724)	(739)
Income before income taxes	3,390	2,632	7,911	9,923
Provision for income taxes	(508)	(494)	(870)	(1,588)
Equity-method investment activity, net of tax	1	(4)	5	(15)
Net income	$2,883	$2,134	$7,046	$8,320
Basic earnings per share	$5.91	$4.31	$14.49	$16.87
Diluted earnings per share	$5.75	$4.23	$14.10	$16.53
Weighted-average shares used in computation of earnings per share:
Basic	488	495	486	493
Diluted	501	504	500	503

AMAZON.COM, INC.
Consolidated Statements of Comprehensive Income
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2019	2018	2019

Net income	$2,883	$2,134	$7,046	$8,320
Other comprehensive income (loss):
Net change in foreign currency translation adjustments:
Foreign currency translation adjustments, net of tax of $2, $1, $19, and $(6)	(101)	(368)	(512)	(369)
Reclassification adjustment for foreign currency translation included in “Other operating expense (income), net,” net of tax of $0, $29, $0, and $29	—	(108)	—	(108)
Net foreign currency translation adjustments	(101)	(476)	(512)	(477)
Net change in unrealized gains (losses) on available-for-sale debt securities:
Unrealized gains (losses), net of tax of $0, $(2), $8, and $(13)	—	9	(43)	85
Reclassification adjustment for losses (gains) included in “Other income (expense), net,” net of tax of $0, $0, $0, and $0	1	(2)	5	(2)
Net unrealized gains (losses) on available-for-sale debt securities	1	7	(38)	83
Total other comprehensive income (loss)	(100)	(469)	(550)	(394)
Comprehensive income	$2,783	$1,665	$6,496	$7,926

AMAZON.COM, INC.
Segment Information
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2019	2018	2019

North America
Net sales	$34,348	$42,638	$97,242	$117,104
Operating expenses	32,316	41,356	92,227	111,971
Operating income	$2,032	$1,282	$5,015	$5,133

International
Net sales	$15,549	$18,348	$45,037	$50,910
Operating expenses	15,934	18,734	46,536	51,986
Operating income (loss)	$(385)	$(386)	$(1,499)	$(1,076)

AWS
Net sales	$6,679	$8,995	$18,225	$25,072
Operating expenses	4,602	6,734	13,106	18,467
Operating income	$2,077	$2,261	$5,119	$6,605

Consolidated
Net sales	$56,576	$69,981	$160,504	$193,086
Operating expenses	52,852	66,824	151,869	182,424
Operating income	3,724	3,157	8,635	10,662
Total non-operating income (expense)	(334)	(525)	(724)	(739)
Provision for income taxes	(508)	(494)	(870)	(1,588)
Equity-method investment activity, net of tax	1	(4)	5	(15)
Net income	$2,883	$2,134	$7,046	$8,320

Segment Highlights:
Y/Y net sales growth:
North America	35%	24%	41%	20%
International	13	18	24	13
AWS	46	35	48	38
Consolidated	29	24	37	20
Net sales mix:
North America	61%	61%	61%	61%
International	27	26	28	26
AWS	12	13	11	13
Consolidated	100%	100%	100%	100%

AMAZON.COM, INC.
Consolidated Balance Sheets
(in millions, except per share data)

	December 31, 2018	September 30, 2019
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$31,750	$23,255
Marketable securities	9,500	20,146
Inventories	17,174	18,766
Accounts receivable, net and other	16,677	16,887
Total current assets	75,101	79,054
Property and equipment, net	61,797	67,662
Operating leases	—	23,114
Goodwill	14,548	14,734
Other assets	11,202	14,535
Total assets	$162,648	$199,099
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$38,192	$35,794
Accrued expenses and other	23,663	28,961
Unearned revenue	6,536	7,381
Total current liabilities	68,391	72,136
Long-term lease liabilities	9,650	37,058
Long-term debt	23,495	22,472
Other long-term liabilities	17,563	10,925
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 514 and 519
Outstanding shares — 491 and 495	5	5
Treasury stock, at cost	(1,837)	(1,837)
Additional paid-in capital	26,791	31,817
Accumulated other comprehensive loss	(1,035)	(1,429)
Retained earnings	19,625	27,952
Total stockholders’ equity	43,549	56,508
Total liabilities and stockholders’ equity	$162,648	$199,099

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019	Y/Y % Change
Cash Flows and Shares
Operating cash flow -- trailing twelve months (TTM)	$21,793	$26,604	$30,723	$34,360	$36,029	$35,332	33%
Operating cash flow -- TTM Y/Y growth	22%	57%	67%	89%	65%	33%	N/A
Purchases of property and equipment, net of proceeds from sales and incentives -- TTM	$11,372	$11,239	$11,323	$11,316	$11,011	$11,868	6%
Principal repayments of finance leases -- TTM (1)	$6,037	$7,016	$7,449	$7,649	$8,693	$8,754	25%
Principal repayments of financing obligations -- TTM (1)	$244	$277	$337	$266	$211	$129	(53)%
Equipment acquired under finance leases -- TTM (1) (2)	$9,631	$9,704	$10,615	$10,909	$11,656	$12,580	30%
Principal repayments of all other finance leases -- TTM (1) (3)	$—	$—	$—	$76	$176	$302	N/A
Free cash flow -- TTM (4)	$10,421	$15,365	$19,400	$23,044	$25,018	$23,464	53%
Free cash flow less principal repayments of finance leases and financing obligations -- TTM (1) (5)	$4,140	$8,072	$11,614	$15,129	$16,114	$14,581	81%
Free cash flow less equipment finance leases and principal repayments of all other finance leases and financing obligations -- TTM (1) (6)	$546	$5,384	$8,448	$11,793	$12,975	$10,453	94%
Common shares and stock-based awards outstanding	506	507	507	507	510	511	1%
Common shares outstanding	487	489	491	492	494	495	1%
Stock-based awards outstanding	19	18	16	15	16	16	(14)%
Stock-based awards outstanding -- % of common shares outstanding	3.9%	3.7%	3.2%	3.0%	3.3%	3.2%	N/A
Results of Operations
Worldwide (WW) net sales	$52,886	$56,576	$72,383	$59,700	$63,404	$69,981	24%
WW net sales -- Y/Y growth, excluding F/X	37%	30%	21%	19%	21%	25%	N/A
WW net sales -- TTM	$208,125	$220,958	$232,887	$241,546	$252,064	$265,469	20%
WW net sales -- TTM Y/Y growth, excluding F/X	36%	35%	30%	26%	23%	22%	N/A
Operating income	$2,983	$3,724	$3,786	$4,420	$3,084	$3,157	(15)%
F/X impact -- favorable (unfavorable)	$42	$90	$123	$84	$58	$22	N/A
Operating income -- Y/Y growth (decline), excluding F/X	369%	948%	72%	125%	1%	(16)%	N/A
Operating margin -- % of WW net sales	5.6%	6.6%	5.2%	7.4%	4.9%	4.5%	N/A
Operating income -- TTM	$7,384	$10,762	$12,421	$14,914	$15,014	$14,448	34%
Operating income -- TTM Y/Y growth (decline), excluding F/X	115%	231%	197%	190%	99%	32%	N/A
Operating margin -- TTM % of WW net sales	3.5%	4.9%	5.3%	6.2%	6.0%	5.4%	N/A
Net income	$2,534	$2,883	$3,027	$3,561	$2,625	$2,134	(26)%
Net income per diluted share	$5.07	$5.75	$6.04	$7.09	$5.22	$4.23	(26)%
Net income -- TTM	$6,275	$8,902	$10,073	$12,005	$12,096	$11,347	27%
Net income per diluted share -- TTM	$12.63	$17.85	$20.14	$23.96	$24.15	$22.71	27%
______________________________

(1)
On January 1, 2019, we adopted accounting guidance amending the accounting for leases, which did not have a material impact on our 2019 operating results. Prior period amounts were not retrospectively adjusted. Under this new guidance, leases we previously referred to as “capital leases” are now referred to as “finance leases.” Leases we previously referred to as “finance leases” are now referred to as “financing obligations.”

(2)
For the twelve months ended September 30, 2019, this amount relates to equipment included in “Property and equipment acquired under finance leases” of $13,222 million. Amounts for periods prior to 2019 have not been retrospectively adjusted.

(3)
For the twelve months ended September 30, 2019, this amount relates to property included in “Principal repayments of finance leases” of $8,754 million. Amounts for periods prior to 2019 have not been retrospectively adjusted.

(4)	Free cash flow is cash flow from operations reduced by “Purchases of property and equipment, net of proceeds from sales and incentives.”

(5)
Free cash flow less principal repayments of finance leases and financing obligations is free cash flow reduced by “Principal repayments of finance leases” and “Principal repayments of financing obligations.”

(6)
Free cash flow less equipment finance leases and principal repayments of all other finance leases and financing obligations is free cash flow reduced by equipment acquired under finance leases, which is included in “Property and equipment acquired under finance leases,” principal repayments of all other finance lease liabilities, which is included in “Principal repayments of finance leases,” and “Principal repayments of financing obligations.”

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions)
(unaudited)

	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019	Y/Y % Change
Segments
North America Segment:
Net sales	$32,169	$34,348	$44,124	$35,812	$38,653	$42,638	24%
Net sales -- Y/Y growth, excluding F/X	44%	35%	18%	17%	20%	24%	N/A
Net sales -- TTM	$125,642	$134,545	$141,366	$146,453	$152,938	$161,228	20%
Operating income	$1,835	$2,032	$2,251	$2,287	$1,564	$1,282	(37)%
F/X impact -- favorable (unfavorable)	$1	$9	$17	$13	$7	$6	N/A
Operating income -- Y/Y growth (decline), excluding F/X	321%	N/A	32%	98%	(15)%	(37)%	N/A
Operating margin -- % of North America net sales	5.7%	5.9%	5.1%	6.4%	4.0%	3.0%	N/A
Operating income -- TTM	$4,788	$6,708	$7,267	$8,405	$8,134	$7,384	10%
Operating margin -- TTM % of North America net sales	3.8%	5.0%	5.1%	5.7%	5.3%	4.6%	N/A
International Segment:
Net sales	$14,612	$15,549	$20,829	$16,192	$16,370	$18,348	18%
Net sales -- Y/Y growth, excluding F/X	21%	15%	19%	16%	17%	21%	N/A
Net sales -- TTM	$61,239	$63,074	$65,866	$67,184	$68,941	$71,740	14%
Operating income (loss)	$(494)	$(385)	$(642)	$(90)	$(601)	$(386)	—%
F/X impact -- favorable (unfavorable)	$86	$47	$55	$(39)	$(36)	$(34)	N/A
Operating income/loss -- Y/Y growth (decline), excluding F/X	(20)%	(54)%	(24)%	(92)%	15%	(8)%	N/A
Operating margin -- % of International net sales	(3.4)%	(2.5)%	(3.1)%	(1.0)%	(3.7)%	(2.1)%	N/A
Operating income (loss) -- TTM	$(2,971)	$(2,420)	$(2,142)	$(1,610)	$(1,718)	$(1,718)	(29)%
Operating margin -- TTM % of International net sales	(4.9)%	(3.8)%	(3.3)%	(2.4)%	(2.5)%	(2.4)%	N/A
AWS Segment:
Net sales	$6,105	$6,679	$7,430	$7,696	$8,381	$8,995	35%
Net sales -- Y/Y growth, excluding F/X	49%	46%	46%	42%	37%	35%	N/A
Net sales -- TTM	$21,244	$23,339	$25,655	$27,909	$30,185	$32,501	39%
Operating income	$1,642	$2,077	$2,177	$2,223	$2,121	$2,261	9%
F/X impact -- favorable (unfavorable)	$(45)	$34	$51	$110	$87	$50	N/A
Operating income -- Y/Y growth, excluding F/X	84%	75%	57%	51%	24%	6%	N/A
Operating margin -- % of AWS net sales	26.9%	31.1%	29.3%	28.9%	25.3%	25.1%	N/A
Operating income -- TTM	$5,567	$6,473	$7,296	$8,119	$8,598	$8,782	36%
Operating margin -- TTM % of AWS net sales	26.2%	27.7%	28.4%	29.1%	28.5%	27.0%	N/A

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except employee data)
(unaudited)

	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019	Y/Y % Change
Net Sales
Online stores (1)	$27,165	$29,061	$39,822	$29,498	$31,053	$35,039	21%
Online stores -- Y/Y growth, excluding F/X	12%	11%	14%	12%	16%	22%	N/A
Physical stores (2)	$4,312	$4,248	$4,401	$4,307	$4,330	$4,192	(1)%
Physical stores -- Y/Y growth, excluding F/X	N/A	N/A	(3)%	1%	1%	(1)%	N/A
Third-party seller services (3)	$9,702	$10,395	$13,383	$11,141	$11,962	$13,212	27%
Third-party seller services -- Y/Y growth, excluding F/X	36%	32%	28%	23%	25%	28%	N/A
Subscription services (4)	$3,408	$3,698	$3,959	$4,342	$4,676	$4,957	34%
Subscription services -- Y/Y growth, excluding F/X	55%	52%	26%	42%	39%	35%	N/A
AWS	$6,105	$6,679	$7,430	$7,696	$8,381	$8,995	35%
AWS -- Y/Y growth, excluding F/X	49%	46%	46%	42%	37%	35%	N/A
Other (5)	$2,194	$2,495	$3,388	$2,716	$3,002	$3,586	44%
Other -- Y/Y growth, excluding F/X (6)	129%	123%	97%	36%	37%	45%	N/A

Stock-based Compensation Expense
Cost of sales	$19	$19	$21	$24	$43	$39	110%
Fulfillment	$320	$269	$287	$234	$360	$301	12%
Marketing	$190	$201	$217	$209	$307	$298	48%
Technology and content	$788	$719	$750	$675	$1,077	$966	34%
General and administrative	$151	$142	$142	$132	$184	$175	23%
Total stock-based compensation expense	$1,468	$1,350	$1,417	$1,274	$1,971	$1,779	32%
Other
WW shipping costs	$5,990	$6,568	$9,041	$7,320	$8,134	$9,608	46%
WW shipping costs -- Y/Y growth	31%	22%	23%	21%	36%	46%	N/A
WW paid units -- Y/Y growth (7)	17%	15%	14%	10%	18%	22%	N/A
WW seller unit mix -- % of WW paid units (7)	53%	53%	52%	53%	54%	53%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	575,700	613,300	647,500	630,600	653,300	750,000	22%
Employees (full-time and part-time; excludes contractors & temporary personnel) -- Y/Y growth	51%	13%	14%	12%	13%	22%	N/A
________________________

(1)
Includes product sales and digital media content where we record revenue gross. We leverage our retail infrastructure to offer a wide selection of consumable and durable goods that includes media products available in both a physical and digital format, such as books, music, videos, games, and software. These product sales include digital products sold on a transactional basis. Digital product subscriptions that provide unlimited viewing or usage rights are included in “Subscription services.”

(2)
Includes product sales where our customers physically select items in a store. Sales from customers who order goods online for delivery or pickup at our physical stores are included in “Online stores.”

(3)	Includes commissions and any related fulfillment and shipping fees, and other third-party seller services.

(4)	Includes annual and monthly fees associated with Amazon Prime memberships, as well as audiobook, digital video, e-book, digital music, and other non-AWS subscription services.

(5)	Primarily includes sales of advertising services, as well as sales related to our other service offerings.

(6)	As a result of revenue recognition accounting guidance adopted on January 1, 2018, certain advertising services are classified as revenue rather than a reduction in cost of sales.

(7)	Excludes the impact of Whole Foods Market.

Amazon.com, Inc.
Certain Definitions
Customer Accounts

•
References to customers mean customer accounts established when a customer places an order through one of our stores. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, AWS customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

•
References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

AWS Customers

•
References to AWS customers mean unique AWS customer accounts, which are unique customer account IDs that are eligible to use AWS services. This includes AWS accounts in the AWS free tier. Multiple users accessing AWS services via one account ID are counted as a single account. Customers are considered active when they have had AWS usage activity during the preceding one-month period.

Units

•
References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers in our stores as well as Amazon-owned items sold in other stores. Units sold are paid units and do not include units associated with AWS, certain acquisitions, certain subscriptions, rental businesses, or advertising businesses, or Amazon gift cards.

Contacts:

Amazon.com Investor Relations	Amazon.com Public Relations
Dave Fildes, amazon-ir@amazon.com	Dan Perlet, amazon-pr@amazon.com
amazon.com/ir	amazon.com/pr